Exhibit 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-63561, 2-90023, 2-95495, 33-2502, 33-4067, 33-22604, 33-22605, 33-29484, 33-39851, 33-39852, 33-43128, 33-46520, 33-46521, 33-60642, 33-60696, 33-61427, 33-64849, 333-04771, 333-04819, 333-04821, 333-08493, 333-40222, 333-40224, 333-47787, 333-47789, 333-48243, 333-56529, 333-57444, 333-69359, 333-79551, 333-87055, 333-50092, 333-53314, 333-53828, 333-75170 and 333-113510, and Form S-3 Nos. 333-08505, 333-08509, 333-17651, 333-87053, 333-48928, 333-51530, 333-53660 and 333-113510) of Analog Devices, Inc. and in the related Prospectuses of our report dated November 15, 2004 (except for Note 16, as to which the date is November 22, 2004), with respect to the consolidated financial statements and schedule of Analog Devices, Inc. included in this Annual Report (Form 10-K) for the year ended October 30, 2004.

Boston, Massachusetts

November 29, 2004